Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2022

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2022 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2022 and 2021:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $164.1 million, or $2.20 per diluted share, during the second quarter of 2022, as compared to $325.0 million, or $3.79 per diluted share, during the second quarter of 2021. Net revenues increased by 3.9% to $3.323 billion during the second quarter of 2022 as compared to $3.198 billion during the second quarter of 2021.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2022 was $163.9 million, or $2.20 per diluted share, as compared to $322.3 million, or $3.76 per diluted share, during the second quarter of 2021.

Included in our reported and adjusted net income attributable to UHS during the three and six-month periods ended June 30, 2021 was a net favorable after-tax impact of approximately $29.8 million, or $.35 per diluted share, from the following: (i) a favorable after-tax impact of $42.3 million, or $.49 per diluted share, resulting from approximately $55 million of revenues recorded during the second quarter of 2021 in connection with the Kentucky Medicaid managed care hospital rate increase program (covering the period of July 1, 2020 to June 30, 2021); (ii) an unfavorable after-tax impact of approximately $27.2 million, or $.32 per diluted share, resulting from a $36 million increase to our reserves for self-insured professional and general liability claims, and; (iii) an aggregate favorable after-tax impact of $14.6 million, or $.17 per diluted share, resulting from commercial insurance proceeds of approximately $19 million received during the second quarter of 2021 in connection with a previously incurred information technology incident and the COVID-19 pandemic.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $384.5 million during the second quarter of 2022, as compared to $581.8 million during the second quarter of 2021. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $382.6 million during the second quarter of 2022, as compared to $572.7 million during the second quarter of 2021.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2022 and 2021:

Reported net income attributable to UHS was $318.0 million, or $4.22 per diluted share, during the first six months 2022, as compared to $534.1 million, or $6.22 per diluted share, during the first six months of 2021. Net revenues increased by 6.5% to $6.616 billion during the first six months of 2022 as compared to $6.211 billion during the comparable period of 2021.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the six-month period ended June 30, 2022 was $327.4 million, or $4.35 per diluted share, as compared to $532.4 million, or $6.20 per diluted share, during the six-month period ended June 30, 2021.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2022, was an unfavorable after-tax unrealized loss of $9.4 million, or $.13 per diluted share, ($12.3 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2021, was a net aggregate favorable after-tax impact of $1.7 million, or $.02 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $0.5 million, or $.01 per diluted share, resulting from a decrease in the market value of certain marketable securities, and; (ii) a favorable after-tax impact of $2.2 million, or $.03 per diluted share, resulting from ASU 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $752.9 million during the first six months of 2022, as compared to $1.008 billion during the first six months of 2021. Our Adjusted EBITDA net of NCI was $762.1 million during the first six months of 2022, as compared to $999.8 million during the first six months of 2021.

Acute Care Services – Three and six-month periods ended June 30, 2022 and 2021:

During the second quarter of 2022, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased by 0.7% while adjusted patient days increased by 1.8%, as compared to the second quarter of 2021. At these facilities, during the second quarter of 2022, net revenue per adjusted admission increased by 2.5% while net revenue per adjusted patient day remained unchanged, as compared to the second quarter of 2021. Net revenues generated from our acute care services on a same facility basis increased by 3.3% during the second quarter of 2022, as compared to the second quarter of 2021.

As previously disclosed in our update on operating results for the second quarter of 2022 and revision of 2022 full year guidance, as announced on June 30, 2022, our acute care hospitals experienced a significant decline in COVID-related patients during the second quarter of 2022, as compared to the first quarter of 2022. The decrease in COVID-related patient volumes during the second quarter of 2022 was not offset by an equivalent increase in non-COVID-related patients resulting in significant shortfalls in revenues and earnings as compared to our original forecasts the quarter. Although the decreased patient volumes at our acute care hospitals has relieved some of the staffing shortages and related cost escalations previously experienced at those facilities, recovery from the effects of the labor pressures has been occurring at a somewhat slower pace than expected.

During the six-month period ended June 30, 2022, at our acute care hospitals on a same facility basis, adjusted admissions increased by 2.4% while adjusted patient days increased by 3.6%, as compared to the comparable six-month period of 2021. At these facilities, during the first six months of 2022, net revenue per adjusted admission increased by 2.9% while net revenue per adjusted patient day increased by 1.6%, as compared to the comparable six-month period of 2021. Net revenues generated from our acute care services on a same facility basis increased by 6.5% during the first six months of 2022, as compared to the comparable six-month period of 2021.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2022 and 2021:

During the second quarter of 2022, at behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.1% while adjusted patient days increased by 0.7%, as compared to the second quarter of 2021. At these facilities, during the second quarter of 2022, net revenue per adjusted admission increased by 2.6% and net revenue per adjusted patient day increased by 1.8%, as compared to the second quarter of 2021.  Net revenues generated from our behavioral health care services increased by 0.5% during the second quarter of 2022, as compared to the second quarter of 2021.

During the six-month period ended June 30, 2022, at behavioral health care facilities on a same facility basis, adjusted admissions decreased by 1.0% while adjusted patient days decreased by 0.3%, as compared to the comparable six-month period of 2021. At these facilities, during the first six months of 2022, net revenue per adjusted admission increased by 4.2% and net revenue per adjusted patient day increased by 3.4%, as compared to the comparable six-month period of 2021. Net revenues generated from our behavioral health care services increased by 2.1% during the first six months of 2022, as compared to the comparable period of 2021.

COVID-19 and Staffing Shortage

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The length and extent of the disruptions caused by the COVID‑19 pandemic are currently unknown; however, we expect such disruptions to continue during the remainder of 2022. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, developments related to the COVID-19 pandemic could continue to materially affect our financial performance during the remainder of 2022.

The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. Like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our acute care and behavioral health care hospitals in many geographic areas. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage has required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, we have been unable to fill all vacant positions and, consequently, have been required to limit patient volumes. These factors, which had a material unfavorable impact on our results of operations during the first six months of 2022, are expected to have an unfavorable material impact on our results of operations during the remainder of 2022.

However, as previously disclosed on June 30, 2022, our revised operating results forecast for the balance of 2022 assumes that staffing vacancies and the corresponding premium pay expenditures will continue to sequentially decline in the second half of the year and that non-COVID patient volumes will incrementally improve, although both at a slower pace than our original forecast anticipated. We believe these assumptions will be bolstered by our continuing recruitment and retention initiatives, by changes to our historical patient care models, by other cost cutting measures and by aggressive contractual negotiations and renegotiations with our managed care payers.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the six-month period ended June 30, 2022, our net cash provided by operating activities was $478 million as compared to $119 million during the comparable six-month period of 2021.  The $359 million net increase in our net cash provided by operating activities during the first six months of 2022, as compared to the first six months of 2021, was due to: (i) a favorable change of $695 million resulting from the early return of Medicare accelerated payments which were received during 2020 and repaid during the first quarter of 2021, partially offset by; (ii) an unfavorable change of $199 million resulting from a decrease in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses, and provision for asset impairment; (iii) an unfavorable change of $102 million from other working capital accounts due primarily to the timing of disbursements for accrued expenses, accounts payable and accrued compensation, and; (iv) $35 million of other combined net unfavorable changes.

Liquidity:

As of June 30, 2022, we had $1.056 billion of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.  In June, 2022, we entered into an amendment to our credit agreement which, among other things, added a new incremental tranche A term loan facility in the aggregate principal amount of $700 million. The net proceeds generated from the incremental tranche A term loan facility were used to repay a portion of the borrowings that were previously outstanding under our $1.2 billion revolving credit facility.

Stock Repurchase Program:

As of December 31, 2021, we had an aggregate remaining repurchase authorization of approximately $358 million pursuant to our stock repurchase program. In February of 2022, our Board of Directors authorized a $1.4 billion increase to the program. As of June 30, 2022, we had an aggregate available repurchase authorization of $1.21 billion.

Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. During the second quarter of 2022, we have repurchased approximately 1.61 million shares at an aggregate cost of approximately $195.6 million (approximately $122 per share) pursuant to the program.  During the first six months of 2022, we have repurchased approximately 4.25 million shares at an aggregate cost of approximately $545.8 million (approximately $128 per share) pursuant to the program.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 26, 2022.  A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance by accessing this link.  Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2021 were approximately $12.6 billion. In 2022, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #297 on the Fortune 500; and in 2021, ranked #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has over 89,000 employees and through its subsidiaries operates 28 acute care hospitals, 333 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2022 and in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially unfavorably impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; potential increases to expenses and other costs related to staffing, supply chain, construction and medical equipment costs and other expenditures resulting from inflation; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. In addition, please see the disclosure above in COVID-19 and Staffing Shortage, in connection with the nationwide shortage of nurses and other clinical staff and support personnel which has had, and is expected to continue to have, a material unfavorable impact on our results of operations.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill and long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2022 and our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2022	2021	2022	2021
Net revenues	$3,323,407	3,197,880	$6,616,363	6,210,867

Operating charges:
Salaries, wages and benefits	1,691,472	1,487,935	3,383,742	2,985,708
Other operating expenses	867,885	769,810	1,688,819	1,479,518
Supplies expense	354,993	338,033	726,066	685,143
Depreciation and amortization	143,850	133,985	287,634	265,388
Lease and rental expense	31,773	29,149	63,811	60,473
	3,089,973	2,758,912	6,150,072	5,476,230

Income from operations	233,434	438,968	466,291	734,637
Interest expense, net	25,676	21,299	47,349	43,256
Other (income) expense, net	(1,972)	(9,129)	9,229	(8,294)
Income before income taxes	209,730	426,798	409,713	699,675
Provision for income taxes	50,949	101,522	99,911	165,329
Net income	158,781	325,276	309,802	534,346
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(5,281)	252	(8,173)	231
Net income attributable to UHS	$164,062	$325,024	$317,975	$534,115

Basic earnings per share attributable to UHS (a)	$2.22	$3.85	$4.27	$6.31

Diluted earnings per share attributable to UHS (a)	$2.20	$3.79	$4.22	$6.22

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2022	2021	2022	2021
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$164,062	$325,024	$317,975	$534,115
Less: Net income attributable to unvested restricted share grants	(164)	(661)	(413)	(1,213)
Net income attributable to UHS - basic and diluted	$163,898	$324,363	$317,562	$532,902

Weighted average number of common shares - basic	73,682	84,224	74,356	84,503

Basic earnings per share attributable to UHS:	$2.22	$3.85	$4.27	$6.31

Weighted average number of common shares	73,682	84,224	74,356	84,503
Add: Other share equivalents	753	1,400	882	1,207
Weighted average number of common shares and equiv. - diluted	74,435	85,624	75,238	85,710

Diluted earnings per share attributable to UHS:	$2.20	$3.79	$4.22	$6.22

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2022	revenues	June 30, 2021	revenues
Net income attributable to UHS	$164,062		$325,024
Depreciation and amortization	143,850		133,985
Interest expense, net	25,676		21,299
Provision for income taxes	50,949		101,522
EBITDA net of NCI	$384,537	11.6%	$581,830	18.2%

Other (income) expense, net	(1,972)		(9,129)
Adjusted EBITDA net of NCI	$382,565	11.5%	$572,701	17.9%

Net revenues	$3,323,407		$3,197,880

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2022		June 30, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$164,062	$2.20	$325,024	$3.79
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	(153)	-	(1,607)	(0.02)
Impact of ASU 2016-09	-	-	(1,120)	(0.01)
Subtotal adjustments	(153)	-	(2,727)	(0.03)
Adjusted net income attributable to UHS	$163,909	$2.20	$322,297	$3.76

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2022	revenues	June 30, 2021	revenues
Net income attributable to UHS	$317,975		$534,115
Depreciation and amortization	287,634		265,388
Interest expense, net	47,349		43,256
Provision for income taxes	99,911		165,329
EBITDA net of NCI	$752,869	11.4%	$1,008,088	16.2%

Other (income) expense, net	9,229		(8,294)
Adjusted EBITDA net of NCI	$762,098	11.5%	$999,794	16.1%

Net revenues	$6,616,363		$6,210,867

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2022		June 30, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$317,975	$4.22	$534,115	$6.22
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	9,384	0.13	530	0.01
Impact of ASU 2016-09	-	-	(2,199)	(0.03)
Subtotal adjustments	9,384	0.13	(1,669)	(0.02)
Adjusted net income attributable to UHS	$327,359	$4.35	$532,446	$6.20

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2022	2021	2022	2021
Net income	$158,781	$325,276	$309,802	$534,346
Other comprehensive income (loss):
Foreign currency translation adjustment	(28,232)	(3,717)	(46,702)	(14,063)
Other comprehensive income (loss) before tax	(28,232)	(3,717)	(46,702)	(14,063)
Income tax expense (benefit) related to items of other comprehensive income (loss)	1,820	(601)	876	(2,067)
Total other comprehensive income (loss), net of tax	(30,052)	(3,116)	(47,578)	(11,996)

Comprehensive income	128,729	322,160	262,224	522,350
Less: Comprehensive income (loss) attributable to noncontrolling interests	(5,281)	252	(8,173)	231
Comprehensive income attributable to UHS	$134,010	$321,908	$270,397	$522,119

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$132,658	$115,301
Accounts receivable, net	1,835,238	1,746,635
Supplies	209,569	206,839
Other current assets	258,760	194,781
Total current assets	2,436,225	2,263,556

Property and equipment	11,057,885	10,770,702
Less: accumulated depreciation	(5,087,166)	(4,896,427)
	5,970,719	5,874,275
Other assets:
Goodwill	3,912,382	3,962,624
Deferred income taxes	51,548	45,707
Right of use assets-operating leases	360,791	367,477
Deferred charges	6,188	6,525
Other	558,250	573,379
Total Assets	$13,296,103	$13,093,543

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$66,205	$48,409
Accounts payable and other liabilities	1,861,467	1,860,496
Operating lease liabilities	63,630	64,484
Federal and state taxes	396	10,720
Total current liabilities	1,991,698	1,984,109

Other noncurrent liabilities	496,639	464,759
Operating lease liabilities noncurrent	300,197	304,624
Long-term debt	4,599,204	4,141,879

Redeemable noncontrolling interest	4,449	5,119

UHS common stockholders' equity	5,814,660	6,089,664
Noncontrolling interest	89,256	103,389
Total equity	5,903,916	6,193,053

Total Liabilities and Stockholders' Equity	$13,296,103	$13,093,543

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$309,802	$534,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	287,634	265,388
(Gain) loss on sale of assets and businesses	1,084	(4,803)
Stock-based compensation expense	41,640	37,031
Provision for asset impairment	0	7,195
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(89,729)	(35,903)
Accrued interest	1,329	(1,459)
Accrued and deferred income taxes	(34,260)	(26,769)
Other working capital accounts	(98,811)	3,560
Medicare accelerated payments and deferred CARES Act and other grants	5,339	(697,011)
Other assets and deferred charges	30,278	(28,763)
Other	(15,763)	5,052
Accrued insurance expense, net of commercial premiums paid	97,570	104,079
Payments made in settlement of self-insurance claims	(58,066)	(42,495)
Net cash provided by operating activities	478,047	119,448
Cash Flows from Investing Activities:
Property and equipment additions	(407,962)	(482,211)
Proceeds received from sales of assets and businesses	10,232	21,143
Acquisition of businesses and property	(12,485)	0
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	84,535	(21,487)
Decrease in capital reserves of commercial insurance subsidiary	100	100
Costs incurred for purchase of information technology applications, net of refunds	0	(1,246)
Net cash used in investing activities	(325,580)	(483,701)
Cash Flows from Financing Activities:
Repayments of long-term debt	(226,854)	(278,785)
Additional borrowings	700,000	6,578
Financing costs	(2,387)	0
Repurchase of common shares	(565,182)	(368,080)
Dividends paid	(29,641)	(33,844)
Issuance of common stock	6,661	6,442
Profit distributions to noncontrolling interests	(5,323)	(5,617)
Purchase (sale) of ownership interests by (from) minority member	(1,307)	11,433
Net cash used in financing activities	(124,033)	(661,873)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,457)	660
Increase (decrease) in cash, cash equivalents and restricted cash	22,977	(1,025,466)
Cash, cash equivalents and restricted cash, beginning of period	178,934	1,279,154
Cash, cash equivalents and restricted cash, end of period	$201,911	$253,688
Supplemental Disclosures of Cash Flow Information:
Interest paid	$43,796	$43,641
Income taxes paid, net of refunds	$145,448	$189,979
Noncash purchases of property and equipment	$112,420	$95,979

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			3 Months ended	Six Months ended
			6/30/2022	6/30/2022
Acute Care Services
Revenues			3.3%	6.5%
Adjusted Admissions			-0.7%	2.4%
Adjusted Patient Days			1.8%	3.6%
Revenue Per Adjusted Admission			2.5%	2.9%
Revenue Per Adjusted Patient Day			0.0%	1.6%

Behavioral Health Care Services
Revenues			0.5%	2.1%
Adjusted Admissions			-0.1%	-1.0%
Adjusted Patient Days			0.7%	-0.3%
Revenue Per Adjusted Admission			2.6%	4.2%
Revenue Per Adjusted Patient Day			1.8%	3.4%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Revenues	$3,323,407	$3,197,880	$6,616,363	$6,210,867
EBITDA net of NCI	$384,537	$581,830	$752,869	$1,008,088
EBITDA Margin net of NCI	11.6%	18.2%	11.4%	16.2%
Adjusted EBITDA net of NCI	$382,565	$572,701	$762,098	$999,794
Adjusted EBITDA Margin net of NCI	11.5%	17.9%	11.5%	16.1%

Cash Flow From Operations	$32,614	$47,653	$478,047	$119,448
Days Sales Outstanding	50	51	50	52
Capital Expenditures	$207,960	$234,752	$407,962	$482,211

Debt			$4,665,409	$3,593,592
UHS' Shareholders Equity			$5,814,660	$6,480,100
Debt / Total Capitalization			44.5%	35.7%
Debt / EBITDA net of NCI (1)			2.81	1.76
Debt / Adjusted EBITDA net of NCI (1)			2.81	1.78
Debt / Cash From Operations (1)			3.76	3.49

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2022 and 2021

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,770,546	100.0%	$1,713,896	100.0%	$3,605,325	100.0%	3,385,732	100.0%
Operating charges:
Salaries, wages and benefits	792,922	44.8%	691,019	40.3%	1,613,132	44.7%	1,397,830	41.3%
Other operating expenses	469,108	26.5%	412,111	24.0%	906,585	25.1%	805,318	23.8%
Supplies expense	290,067	16.4%	289,111	16.9%	603,204	16.7%	585,589	17.3%
Depreciation and amortization	87,636	4.9%	82,959	4.8%	180,575	5.0%	164,143	4.8%
Lease and rental expense	17,351	1.0%	18,046	1.1%	35,066	1.0%	38,158	1.1%
Subtotal-operating expenses	1,657,084	93.6%	1,493,246	87.1%	3,338,562	92.6%	2,991,038	88.3%
Income from operations	113,462	6.4%	220,650	12.9%	266,763	7.4%	394,694	11.7%
Interest expense, net	478	0.0%	248	0.0%	1,116	0.0%	494	0.0%
Other (income) expense, net	221	0	-	-	422	0.0%	-	-
Income before income taxes	$112,763	6.4%	$220,402	12.9%	$265,225	7.4%	$394,200	11.6%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,875,516	100.0%	$1,754,431	100.0%	$3,787,832	100.0%	3,448,973	100.0%
Operating charges:
Salaries, wages and benefits	829,040	44.2%	691,880	39.4%	1,672,946	44.2%	1,399,098	40.6%
Other operating expenses	532,504	28.4%	453,063	25.8%	1,014,582	26.8%	869,070	25.2%
Supplies expense	302,728	16.1%	289,225	16.5%	624,155	16.5%	585,704	17.0%
Depreciation and amortization	95,004	5.1%	83,306	4.7%	189,538	5.0%	164,668	4.8%
Lease and rental expense	20,482	1.1%	18,046	1.0%	41,334	1.1%	38,158	1.1%
Subtotal-operating expenses	1,779,758	94.9%	1,535,520	87.5%	3,542,555	93.5%	3,056,698	88.6%
Income from operations	95,758	5.1%	218,911	12.5%	245,277	6.5%	392,275	11.4%
Interest expense, net	478	0.0%	248	0.0%	1,116	0.0%	494	0.0%
Other (income) expense, net	221	0.0%	-	-	422	0	-	-
Income before income taxes	$95,059	5.1%	$218,663	12.5%	$243,739	6.4%	$391,781	11.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2022 and 2021

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,410,799	100.0%	1,404,142	100.0%	$2,745,331	100.0%	2,690,119	100.0%
Operating charges:
Salaries, wages and benefits	768,174	54.4%	709,170	50.5%	1,513,980	55.1%	1,407,398	52.3%
Other operating expenses	274,237	19.4%	263,135	18.7%	539,928	19.7%	507,500	18.9%
Supplies expense	52,343	3.7%	49,278	3.5%	101,939	3.7%	99,791	3.7%
Depreciation and amortization	45,154	3.2%	46,323	3.3%	89,885	3.3%	91,413	3.4%
Lease and rental expense	10,685	0.8%	9,736	0.7%	21,409	0.8%	20,987	0.8%
Subtotal-operating expenses	1,150,593	81.6%	1,077,642	76.7%	2,267,141	82.6%	2,127,089	79.1%
Income from operations	260,206	18.4%	326,500	23.3%	478,190	17.4%	563,030	20.9%
Interest expense, net	1,141	0.1%	989	0.1%	1,606	0.1%	1,327	0.0%
Other (income) expense, net	(643)	(0.0)%	(5)	(0.0)%	(758)	(0.0)%	408	0.0%
Income before income taxes	$259,708	18.4%	$325,516	23.2%	$477,342	17.4%	$561,295	20.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,433,920	100.0%	1,431,497	100.0%	$2,800,387	100.0%	2,746,834	100.0%
Operating charges:
Salaries, wages and benefits	773,966	54.0%	713,623	49.9%	1,527,852	54.6%	1,417,598	51.6%
Other operating expenses	299,782	20.9%	285,689	20.0%	598,249	21.4%	554,986	20.2%
Supplies expense	52,655	3.7%	49,552	3.5%	102,832	3.7%	100,561	3.7%
Depreciation and amortization	45,863	3.2%	47,183	3.3%	91,942	3.3%	93,665	3.4%
Lease and rental expense	10,973	0.8%	9,685	0.7%	21,793	0.8%	21,368	0.8%
Subtotal-operating expenses	1,183,239	82.5%	1,105,732	77.2%	2,342,668	83.7%	2,188,178	79.7%
Income from operations	250,681	17.5%	325,765	22.8%	457,719	16.3%	558,656	20.3%
Interest expense, net	1,366	0.1%	1,193	0.1%	2,731	0.1%	2,346	0.1%
Other (income) expense, net	(643)	(0.0)%	(5)	(0.0)%	(758)	(0.0)%	408	0.0%
Income before income taxes	$249,958	17.4%	$324,577	22.7%	$455,746	16.3%	$555,902	20.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
June 30, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/22	06/30/21	% change	06/30/22	06/30/21	% change

Hospitals owned and leased	28	26	7.7%	333	334	-0.3%
Average licensed beds	6,971	6,511	7.1%	24,340	24,161	0.7%
Average available beds	6,799	6,339	7.3%	24,240	24,056	0.8%
Patient days	375,955	362,325	3.8%	1,574,715	1,564,902	0.6%
Average daily census	4,131.4	3,981.6	3.8%	17,304.6	17,009.8	1.7%
Occupancy-licensed beds	59.3%	61.2%	-3.2%	71.1%	70.4%	1.0%
Occupancy-available beds	60.8%	62.8%	-3.2%	71.4%	70.7%	1.0%
Admissions	76,713	76,221	0.6%	116,627	117,018	-0.3%
Length of stay	4.9	4.8	2.1%	13.4	13.4	0.0%

Inpatient revenue	$9,706,731	$8,662,335	12.1%	$2,561,553	$2,527,776	1.3%
Outpatient revenue	6,206,039	5,357,888	15.8%	268,489	266,328	0.8%
Total patient revenue	15,912,770	14,020,223	13.5%	2,830,042	2,794,104	1.3%
Other revenue	202,975	167,899	20.9%	75,359	70,929	6.2%
Gross hospital revenue	16,115,745	14,188,122	13.6%	2,905,401	2,865,033	1.4%
Total deductions	14,240,229	12,433,691	14.5%	1,471,481	1,433,536	2.6%
Net hospital revenue	$1,875,516	$1,754,431	6.9%	$1,433,920	$1,431,497	0.2%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/22	06/30/21	% change	06/30/22	06/30/21	% change

Hospitals owned and leased	26	26	0.0%	328	328	0.0%
Average licensed beds	6,747	6,511	3.6%	23,782	23,661	0.5%
Average available beds	6,575	6,339	3.7%	23,682	23,561	0.5%
Patient days	368,341	362,325	1.7%	1,512,830	1,512,397	0.0%
Average daily census	4,047.7	3,981.6	1.7%	16,443.8	16,439.1	0.0%
Occupancy-licensed beds	60.0%	61.2%	-1.9%	69.1%	69.5%	-0.5%
Occupancy-available beds	61.6%	62.8%	-2.0%	69.4%	69.8%	-0.5%
Admissions	77,046	76,221	1.1%	109,681	108,527	1.1%
Length of stay	4.8	4.8	0.6%	13.8	13.9	-1.0%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/22	06/30/21	% change	06/30/22	06/30/21	% change

Hospitals owned and leased	28	26	7.7%	333	334	-0.3%
Average licensed beds	6,860	6,513	5.3%	24,291	24,089	0.8%
Average available beds	6,688	6,341	5.5%	24,191	23,987	0.9%
Patient days	781,907	754,719	3.6%	3,081,066	3,099,064	-0.6%
Average daily census	4,319.9	4,169.7	3.6%	17,022.5	17,121.9	-0.6%
Occupancy-licensed beds	63.0%	64.0%	-1.6%	70.1%	71.1%	-1.4%
Occupancy-available beds	64.6%	65.8%	-1.8%	70.4%	71.4%	-1.4%
Admissions	152,002	149,145	1.9%	229,060	232,426	-1.4%
Length of stay	5.1	5.1	0.9%	13.5	13.3	1.1%

Inpatient revenue	$19,945,962	$17,781,519	12.2%	$4,998,027	$5,001,341	-0.1%
Outpatient revenue	11,981,578	9,938,608	20.6%	525,602	513,092	2.4%
Total patient revenue	31,927,540	27,720,127	15.2%	5,523,629	5,514,433	0.2%
Other revenue	387,456	311,164	24.5%	142,056	133,137	6.7%
Gross hospital revenue	32,314,996	28,031,291	15.3%	5,665,685	5,647,570	0.3%
Total deductions	28,527,164	24,582,318	16.0%	2,865,298	2,900,736	-1.2%
Net hospital revenue	$3,787,832	$3,448,973	9.8%	$2,800,387	$2,746,834	1.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/22	06/30/21	% change	06/30/22	06/30/21	% change

Hospitals owned and leased	26	26	0.0%	328	328	0.0%
Average licensed beds	6,715	6,513	3.1%	23,900	23,796	0.4%
Average available beds	6,543	6,341	3.2%	23,800	23,694	0.4%
Patient days	770,553	754,719	2.1%	3,054,248	3,068,258	-0.5%
Average daily census	4,257.2	4,169.7	2.1%	16,874.3	16,951.7	-0.5%
Occupancy-licensed beds	63.4%	64.0%	-1.0%	70.6%	71.2%	-0.9%
Occupancy-available beds	65.1%	65.8%	-1.1%	70.9%	71.5%	-0.9%
Admissions	150,482	149,145	0.9%	226,235	228,931	-1.2%
Length of stay	5.1	5.1	1.2%	13.5	13.4	0.7%